Exhibit 99.1

athenahealth, Inc. Reports Fourth Quarter and Full Year 2008 Results

  47% Revenue Growth Over Fourth Quarter of 2007
  60% Adjusted Gross Margin and 19% Adjusted EBITDA Margin
  Adjusted Net Income of $23.4 Million or $0.68 Per Diluted Share
  Excluding Tax Benefit, Adjusted Net Income of $6.6 Million or $0.19 Per Diluted Share

WATERTOWN, Mass.--(BUSINESS WIRE)--February 26, 2009--athenahealth, Inc. (Nasdaq: ATHN), a leading provider of Internet-based business services for physician practices, today announced financial and operational results for the fourth quarter and full year of 2008. The Company will conduct a conference call on Friday, February 27, 2009, at 8:30 a.m. Eastern Time to discuss these results and management’s outlook for future financial and operational performance.

Total revenue for the three months ended December 31, 2008 was $41.4 million, compared to $28.2 million in the same period last year, an increase of 47%. Full year 2008 revenue was $139.6 million compared to full year 2007 revenue of $100.8 million, an increase of 38%.

“We are pleased with our strong performance during 2008,” said Jonathan Bush, the Company’s Chairman, President and Chief Executive Officer. “During our first full year as a public company, we implemented a record number of new providers while continuing to execute on operational and strategic initiatives in support of continued growth.”

For the three months ended December 31, 2008, non-GAAP Adjusted EBITDA grew to $8.0 million or 19% of revenue, from non-GAAP Adjusted EBITDA of $3.7 million or 13% of revenue in the same period last year. After concluding that its U.S. operations have achieved sustainable profitability, in the fourth quarter of 2008, the Company reversed its valuation allowance against U.S deferred tax assets, which resulted in a non-cash $16.7 million GAAP tax benefit.

As a result, GAAP net income for the fourth quarter of 2008 was $20.6 million or $0.60 per diluted share, compared to GAAP net income of $2.1 million in the same period last year. Non-GAAP Adjusted Net Income for the fourth quarter of 2008 was $23.4 million or $0.68 per diluted share, compared to Non-GAAP Adjusted Net Income of $2.4 million in the same period last year. Excluding the GAAP tax benefit, GAAP net income for the fourth quarter of 2008 would have been $3.8 million or $0.11 per diluted share, and non-GAAP Adjusted Net Income would have been $6.6 million or $0.19 per diluted share.

“The Company is tracking well toward our long-term targets,” said Carl Byers, the Company’s Chief Financial Officer. “We made significant progress during 2008 as we enhanced our operational scalability, grew our client base and improved profitability.”

For the year ended December 31, 2008, non-GAAP Adjusted EBITDA grew to $23.7 million or 17% of revenue, from non-GAAP Adjusted EBITDA for 2007 of $11.3 million or 11% of revenue. For 2008, GAAP net income was $28.9 million compared to a GAAP net loss of $3.5 million in 2007. Non-GAAP Adjusted Net Income for the year ended December 31, 2008, was $35.1 million, compared to non-GAAP Adjusted Net Income of $3.5 million in 2007. Excluding the GAAP tax benefit, GAAP net income for 2008 would have been $12.1 million or $0.35 per diluted share and non-GAAP Adjusted Net Income would have been $18.4 million or $0.53 per diluted share.

Since the valuation allowance release is a non-cash adjustment, there has been no change to the Company’s cash tax rate due to the utilization of net operating loss carryforwards. However, the Company’s reported non-GAAP Adjusted Net Income will reflect a full GAAP tax rate in all future periods. A reconciliation of our GAAP and Non-GAAP net income excluding the reversal of the valuation allowance has been provided in the financial statement tables included in this press release.

Key metrics and milestones in the fourth quarter and full year of 2008 included the following:

  $1.1 billion in collections posted to client accounts in the fourth quarter of 2008, compared to $0.8 billion in the same quarter of 2007
  $3.7 billion in collections posted to client accounts in all of 2008, compared to $2.7 billion in all of 2007
  12,589 active physicians live in the fourth quarter of 2008, compared to 9,423 in the same quarter of 2007
  18,785 active medical providers live in the fourth quarter of 2008, compared to 12,118 in the same quarter of 2007
  798 active medical providers using athenaClinicalsSM in the fourth quarter of 2008, 485 of which were physicians
  Completed the acquisition of Crest Line Technologies, LLC d/b/a MedicalMessaging.net assets on September 5, 2008, and launched ReminderCallSM service

As of December 31, 2008, the Company had cash, cash equivalents, and short-term investments of $87.0 million and short- and long-term debt and capital lease obligations of $10.4 million.

A reconciliation of the Company's financial results determined in accordance with United States Generally Accepted Accounting Principles (GAAP) to certain non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading "Explanation of Non-GAAP Financial Measures."

Conference Call Information

To participate in athenahealth’s live conference call and webcast, dial 877-856-1968 (719-325-4790 for international calls) or visit the Investors section of the Company’s web site: at http://www.athenahealth.com. A replay of the conference call will be available via the website or by calling 888-203-1112 (719-457-0820 for international calls) and using Passcode Number: 4988866.

About athenahealth

athenahealth is a leading provider of Internet-based business services for physician practices. The Company's service offerings are based on proprietary web-native practice management and electronic health record (EHR) software, a continuously updated payer knowledge-base and integrated back-office service operations. For more information visit http://www.athenahealth.com or call 888-652-8200.

Explanation of Non-GAAP Financial Measures

athenahealth management believes that in order to properly understand the Company's short-term and long-term financial trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and/or impact on continuing operations. In addition, management uses results of operations before such items to evaluate the operational performance of the company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures in accordance with GAAP. In addition to the description provided below, reconciliations of GAAP to non-GAAP results are provided in the financial statement tables included in this press release.

CONTACT:
athenahealth, Inc.
John Hallock (Media), 617-402-1428
Director, Corporate Communications
media@athenahealth.com
or
Jennifer Heizer (Investors), 617-402-1322
Senior Manager, Investor Relations
investorrelations@athenahealth.com

In this press release, the Company defines "Adjusted Net Income" as GAAP net income (loss) before other (income) expense, unrealized gain/loss on interest rate derivatives, and stock-based compensation expense. The Company defines "Adjusted Gross Margin" as total revenue less direct operating expense plus stock-based compensation expense allocated to direct operating expense divided by total revenue.

The Company defines "Adjusted EBITDA," as GAAP net income (loss) before (benefit from) provision for income taxes, net interest (income) expense, other (income) expense, unrealized gain/loss on interest rate derivatives, depreciation and amortization, amortization of purchased intangibles, and stock-based compensation expense. The Company defines "Adjusted EBITDA Margin" as Adjusted EBITDA as a percentage of total revenue.

These non-GAAP financial measures, as the Company defines them, may not be similar to non-GAAP measures used by other companies.

Management believes that "Adjusted Net Income", "Adjusted Gross Margin", "Adjusted EBITDA" and “Adjusted EBITDA Margin” provide useful information to investors about the Company's performance because they eliminate the effects of period-to-period changes in costs associated with capital investments, net income from interest on the Company's cash, cash equivalents and short-term investments, stock-based compensation expense, and similar expenses which are not directly attributable to the underlying performance of the Company's business operations. Management uses "Adjusted Net Income", "Adjusted Gross Margin", "Adjusted EBITDA" and “Adjusted EBITDA Margin” in evaluating the overall performance of the Company's business operations and believes these performance measures provide useful information to investors.

With respect to stock-based compensation expense, the Company advises investors that it adopted FASB Statement No. 123R, Share-Based Payments (“FAS 123R”), effective January 1, 2006, which requires that share-based payments, including employee stock options, be measured at their fair value and recorded as compensation expense in the Company's financial statements. Prior to the adoption of FAS 123R, the Company was required to record stock-based compensation expense using the awards' intrinsic values which generally resulted in no compensation expense being recorded in the financial statements. In accordance with the modified prospective method the Company used to adopt FAS 123R, the Company's financial statements for prior periods have not been restated to reflect, and do not include, changes in the method to expense share-based payments, including employee stock options, at their fair values.

Though management finds "Adjusted Net Income", "Adjusted Gross Margin", "Adjusted EBITDA" and “Adjusted EBITDA Margin” useful for evaluating aspects of the Company's business, its reliance on these measures is limited because excluded items can have a material effect on the Company's earnings (or losses) calculated in accordance with GAAP. Therefore, management uses "Adjusted Net Income", "Adjusted Gross Margin", "Adjusted EBITDA" and “Adjusted EBITDA Margin” in conjunction with GAAP net income (loss) in evaluating the overall performance of the Company's business operations. The Company believes that "Adjusted Net Income", "Adjusted Gross Margin", "Adjusted EBITDA" and “Adjusted EBITDA Margin” provide investors with additional tools for evaluating the Company's core performance, which management uses in its own evaluation of overall performance, and a baseline for assessing the future earnings potential of the Company. While GAAP results are more complete, the Company offers investors these supplemental metrics since, with reconciliations to GAAP, they may provide greater insight into the Company's financial results. Management does not intend the presentation of these non-GAAP financial measures to be considered in isolation or as a substitute for results prepared in accordance with GAAP. These non-GAAP financial measures should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP.

Forward-Looking Statements

This press release contains forward-looking statements which are made pursuant to the safe harbor provisions of Private Securities Litigation Reform Act of 1995, including statements regarding expectations for future financial performance, expected growth and business outlook, and the benefits of the Company's current service offerings. The forward-looking statements in this release do not constitute guarantees of future performance. These statements are neither promises nor guarantees, and are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things: our history of operating losses and fluctuating operating results; our variable sales and implementation sales cycles, which may result in fluctuations in our quarterly results; risks associated with our expectations regarding our ability to maintain profitability; the highly competitive industry in which we operate and the relative immaturity of the market for our service offerings; the risk that our service offerings will not operate in the manner that we expect, including interruptions in service or errors or omissions that may occur in our rules engine and databases; and the evolving and complex governmental and regulatory compliance environment in which we and our clients operate. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by The Company, see the disclosure contained in our public filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the fiscal year ended December 31, 2008, under the heading Part I, Item IA “Risk Factors,” available on the investors section of our website at http://www.athenahealth.com and on the SEC's website at http://www.sec.gov.

athenahealth, Inc. CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited, in thousands, except per share amounts)

	December 31,	December 31,
	2008	2007
	(In thousands)
Assets
Current assets:
Cash and cash equivalents	$28,933	$71,891
Short-term investments	58,061	-
Accounts receivable, net	23,236	14,155
Deferred tax assets	8,499	-
Prepaid expenses and other current assets	3,624	2,643
Total current assets	122,353	88,689

Property and equipment, net	20,871	11,298
Restricted cash	1,848	1,713
Software development costs, net	1,879	1,851
Purchased intangibles, net	1,925	-
Goodwill	4,887	-
Deferred tax assets	7,997	-
Other assets	662	85

Total assets	$162,422	$103,636

Liabilities and Stockholders' Equity
Current liabilities:
Current portion of long-term debt and capital lease obligations	$2,038	$463
Accounts payable	803	1,048
Accrued compensation	10,154	6,451
Accrued expenses	7,442	3,725
Deferred revenue	6,945	4,243
Interest rate swap liability	881	-
Current portion of deferred rent	1,144	1,029
Total current liabilities	29,407	16,959

Deferred rent, net of current portion	8,662	10,223
Debt and capital lease obligations, net of current portion	8,378	935

Total liabilities	46,447	28,117

Preferred stock; $0.01 par value; 5,000 shares authorized and no shares issued	-	-
and outstanding at December 31, 2008 and 2007, respectively
Common stock; $0.01 par value; 125,000 shares authorized;	346	336
34,645 shares issued and 33,367 shares outstanding at December 31, 2008 and
33,613 shares issued and 32,335 shares outstanding at December 31, 2007
Additional paid-in capital	156,303	144,994
Treasury stock, at cost, 1,278 shares	(1,200)	(1,200)
Accumulated other comprehensive income	338	72
Accumulated deficit	(39,812)	(68,683)

Total stockholders' equity	115,975	75,519

Total liabilities and stockholders' equity	$162,422	$103,636

athenahealth, Inc. CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited, in thousands, except per share amounts)

	Three Months Ended December 31,		Years Ended December 31,
	2008	2007	2008	2007
Revenue:	(In thousands, except per share amounts)
Business services	$39,720	$26,534	$131,879	$94,182
Implementation and other	1,676	1,631	7,673	6,591
Total revenue	41,396	28,165	139,552	100,773
Expenses:
Direct operating	17,004	12,235	58,799	46,135
Selling and marketing	6,519	4,569	22,827	17,212
Research and development	3,331	2,025	10,600	7,476
General and administrative	8,636	6,010	29,330	19,922
Depreciation and amortization	1,381	1,216	5,993	5,541
Total expenses	36,871	26,055	127,549	96,286
Operating income	4,525	2,110	12,003	4,487
Other income (expense):
Interest income	425	1,059	1,942	1,415
Interest expense	(225)	(1,283)	(428)	(3,682)
Loss on interest rate derivative contract	(881)	-	(881)	-
Other income (expense)	95	-	182	(5,689)
Total other (expense) income	(586)	(224)	815	(7,956)

Income (loss) before income taxes	3,939	1,886	12,818	(3,469)
Income tax benefit (provision)	16,624	183	16,053	(34)

Net income (loss)	20,563	2,069	28,871	(3,503)

Net income (loss) per share - basic	$0.63	$0.06	$0.88	$(0.28)

Net income (loss) per share - diluted	$0.60	$0.06	$0.83	$(0.28)

Weighted average shares used in computing net income (loss) per share
Basic	32,783	32,315	32,746	12,568
Diluted	34,307	34,891	34,662	12,568

athenahealth, Inc. CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited, in thousands)

	Years Ended December 31,
	2008	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$28,871	$(3,503)	$(9,224)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	5,993	5,541	6,238
Amortization of purchased intangibles	102	-	-
Accretion of debt discount	-	413	138
Amortization of discounts on investments	(899)	(74)	(57)
Non-cash rent expense	2,628	2,628	2,628
Financial advisor fee paid by investor	-	592	-
Provision for uncollectible accounts	405	524	(17)
Remeasurement of preferred stock warrants	-	-	12
Cumulative affect of change in accounting principle	-	-	373
Non-cash warrant expense	-	4,995	702
Loss on interest rate derivative contract	881	-	-
Deferred income tax benefit	(16,684)	-	-
Stock based compensation expense	5,558	1,311	356
(Gain) loss on disposal of property and equipment	(47)	102	259
Changes in operating assets and liabilities:
Accounts receivable	(9,254)	(4,670)	(3,065)
Prepaid expenses and other current assets	(912)	(1,033)	(128)
Accounts payable	(1,195)	52	512
Accrued expenses	6,898	2,587	1,838
Deferred revenue	2,702	628	697
Deferred rent	(4,074)	(3,432)	(3,281)
Other long-term assets	86	162	(70)
Net cash provided by (used in) operating activities	21,059	6,823	(2,089)
CASH FLOWS FROM INVESTING ACTIVITIES:
Capitalized software development costs	(1,393)	(1,090)	(1,137)
Purchases of property and equipment	(13,452)	(2,693)	(4,068)
Proceeds from disposal of property and equipment	317	-	15
Investment in unconsolidated company	(550)	-	-
Proceeds from sales and maturities of investments	73,250	7,603	1,000
Purchases of investments	(129,935)	(1,949)	(6,520)
Proceeds from note receivable	-	-	5
Payments for acquisitions net of cash acquired	(6,680)	-	-
(Increase) decrease in restricted cash	(136)	1,457	355
Net cash (used in) provided by investing activities	(78,579)	3,328	(10,350)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options and warrants	5,235	2,452	194
Proceeds of initial public offering, net of issuance costs	-	81,287	-
Debt issuance costs	(177)	-	-
Tax benefit from stock-based awards	526	-	-
Proceeds from long-term debt and capital lease obligations	9,795	5,705	6,753
Proceeds line of credit	-	5,914	11,044
Payments on long term debt and capital lease obligations	(777)	(24,776)	(2,432)
Payments on line of credit	-	(13,118)	(8,239)
Net cash provided by financing activities	14,602	57,464	7,320
Effects of exchange rate changes on cash and cash equivalents	(40)	85	1
Net (decrease) increase in cash and cash equivalents	(42,958)	67,700	(5,118)
Cash and cash equivalents at beginning of period	71,891	4,191	9,309
Cash and cash equivalents at end of period	$28,933	$71,891	$4,191
Supplemental disclosures of non-cash items - Property and equipment recorded in accounts payable and accrued expenses
	$998	$48	$184
Supplemental disclosure - Cash paid for interest	$324	$3,666	$1,945

Set forth below is a breakout of stock-based compensation expense for the three months and year ended December 31, 2008 and 2007:

(unaudited, in thousands)	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
Stock-based compensation charged to:
Direct operating	$330	$45	$872	$181
Selling and marketing	394	13	1,383	97
Research and development	501	82	1,086	260
General and administrative	799	234	2,217	773
Total	$2,024	$374	$5,558	$1,311

Set forth below is a presentation of our “Adjusted Gross Margin”:

(unaudited, in thousands)	Three months ended		Year ended
	December 31,		December 31,
	2008	2007	2008	2007
Total revenue	$41,396	$28,165	$139,552	$100,773
Direct operating expense	17,004	12,235	58,799	46,135
Total revenue less direct operating expense
	24,392	15,930	80,753	54,638
Stock-based compensation expense allocated to direct operating expense
	330	45	872	181

Adjusted gross profit	$24,722	$15,975	$81,625	$54,819

Adjusted gross margin	59.7%	56.7%	58.5%	54.4%

Set forth below is a reconciliation of our “Adjusted EBITDA” and “Adjusted EBITDA Margin” to our net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP.

(unaudited, in thousands)	Three months ended		Year ended
	December 31,		December 31,
	2008	2007	2008	2007
Total Revenue	$41,396	$28,165	$139,552	$100,773

Net income (loss)	20,563	2,069	28,871	(3,503)
Loss on interest rate derivative contract	881	-	881	-
(Benefit from) provision for income taxes	(16,624)	(183)	(16,053)	34
Interest (income) expense, net	(200)	224	(1,514)	2,267
Other (income) expense	(95)	-	(182)	5,689
Amortization of purchased intangibles	80	-	102	-
Depreciation and amortization	1,381	1,216	5,993	5,541
Stock-based compensation expense	2,024	374	5,558	1,311

Adjusted EBITDA	$8,010	$3,700	$23,656	$11,339

Adjusted EBITDA margin	19.3%	13.1%	17.0%	11.3%

Set forth below is a reconciliation of our “Adjusted Net Income” to our net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP.

(unaudited, in thousands except per share amounts)
	Three months ended		Year ended
	December 31,		December 31,
	2008	2007	2008	2007
Net income (loss)	$20,563	$2,069	$28,871	$(3,503)
Other (income) expense	(95)	-	(182)	5,689
Loss on interest rate derivative contract	881	-	881	-
Stock-based compensation expense	2,024	374	5,558	1,311

Adjusted net income	$23,373	$2,443	$35,128	$3,497

Weighted average shares - diluted	34,307	34,891	34,662	12,568

Adjusted net income per share - diluted	$0.68	$0.07	$1.01	$0.28

Set forth below is a reconciliation of our “GAAP net income excluding reversal of the valuation allowance against U.S. deferred tax assets" to our net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP.

(unaudited, in thousands except per share amounts)
	Three months ended		Year ended
	December 31,		December 31,
	2008	2007	2008	2007
Net income (loss)	$20,563	$2,069	$28,871	$(3,503)
Valuation allowance release	(16,727)	-	(16,727)	-

GAAP net income (loss) excluding reversal of the valuation allowance against U.S. deferred tax assets	$3,836	$2,069	$12,144	$(3,503)

Weighted average shares - diluted	34,307	34,891	34,662	12,568

Adjusted net income (loss) per share - diluted	$0.11	$0.06	$0.35	$(0.28)

Set forth below is a reconciliation of our “Adjusted Net Income excluding reversal of the valuation allowance against U.S. deferred tax assets” to our net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP.

(unaudited, in thousands except per share amounts)
	Three months ended		Year ended
	December 31,		December 31,
	2008	2007	2008	2007
Net income (loss)	$20,563	$2,069	$28,871	$(3,503)
Other (income) expense	(95)	-	(182)	5,689
Loss on interest rate derivative contract	881	-	881	-
Stock-based compensation expense	2,024	374	5,558	1,311
Valuation allowance release	(16,727)	-	(16,727)	-

Adjusted Net Income excluding reversal of the valuation allowance against U.S. deferred tax assets	$6,646	$2,443	$18,401	$3,497

Weighted average shares - diluted	34,307	34,891	34,662	12,568

Adjusted net income per share - diluted	$0.19	$0.07	$0.53	$0.28